EXHIBIT 99.1

Century Issues WARN Notice at Mt. Holly, SC Smelter
Plant to be Curtailed Unless New Power Arrangement Reached

CHICAGO, IL -- (Marketwired) -- 10/22/15 -- Century Aluminum of South Carolina, a wholly-owned subsidiary of Century Aluminum Company (NASDAQ: CENX), today issued a notice to employees at its Mt. Holly, South Carolina aluminum smelter of its intent to curtail plant operations if the smelter is unable to secure a competitively priced power arrangement to deliver energy to the plant. The announcement was made pursuant to the federal Working Adjustment and Retraining Notification Act (WARN).
If a competitively priced power arrangement cannot be secured, Century Aluminum of South Carolina will curtail 100% of smelter operations by no later than December 31, 2015, when its current power contract with the South Carolina Public Service Authority, also known as Santee Cooper, to produce and deliver the required power expires. Santee Cooper’s current rate to Mt. Holly is the highest rate paid by any U. S. smelter.
"Mt. Holly is the newest, most efficient and, except for its power costs, the lowest cost aluminum smelter in the U.S., with a dedicated and highly skilled workforce and a world class customer base," commented Michael Bless, President and Chief Executive Officer. "We have reached agreement with a third-party provider to produce the required power at market rates. Unfortunately, we have been unable to reach agreement with Santee Cooper to deliver such power to Mt. Holly despite Mt. Holly’s offer to pay Santee the full transmission tariff rate - the same rate Santee charges other customers seeking similar service. We remain resolved to finding a solution that will support the plant's continuing operations and preserve the plant’s over 2000 direct and indirect jobs and over $945 million in annual economic impact to the region.
“Time is running short and, without a prompt agreement with Santee to deliver the energy, the Mt. Holly plant will close,” Mr. Bless continued. “During these difficult times, our people remain dedicated to operating the plant safely and efficiently."
About Century Aluminum

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL.

Visit www.centuryaluminum.com for more information.

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:

Atli B. Gudmundsson, Senior Manager -- Corporate Finance, Landsbankinn hf.
Steingrimur Helgason, Director -- Corporate Finance, Landsbankinn hf.

Cautionary Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to the "safe harbor" created by section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements. These forward-looking statements may be identified by the words "believe," "expect," "anticipate," "intend," "plan," "estimate," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Forward-looking statements in this press release include, without limitation, statements with respect to our ability to successfully obtain a long-term power arrangement for the Mt. Holly plant; the future operation of the Mt. Holly plant and the future effects of any closure of the Mt. Holly plant. More information about the risks, uncertainties and assumptions affecting the Company can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.

Century Aluminum Contacts:
Kenny Barkley (media)
270.521.7424

Peter Trpkovski (investors)
312.696.3112